PRESS RELEASE

AbbVie Reports First-Quarter 2025 Financial Results

•Reports First-Quarter Diluted EPS of $0.72 on a GAAP Basis, a Decrease of 6.5 Percent; Adjusted Diluted EPS of $2.46, an Increase of 6.5 Percent; These Results Include an Unfavorable Impact of $0.13 Per Share Related to Acquired IPR&D and Milestones Expense

•Delivers First-Quarter Net Revenues of $13.343 Billion, an Increase of 8.4 Percent on a Reported Basis or 9.8 Percent on an Operational Basis

•First-Quarter Global Net Revenues from the Immunology Portfolio Were $6.264 Billion, an Increase of 16.6 Percent on a Reported Basis, or 18.1 Percent on an Operational Basis; Global Skyrizi Net Revenues Were $3.425 Billion; Global Rinvoq Net Revenues Were $1.718 Billion; Global Humira Net Revenues Were $1.121 Billion

•First-Quarter Global Net Revenues from the Neuroscience Portfolio Were $2.282 Billion, an Increase of 16.1 Percent on a Reported Basis, or 17.0 Percent on an Operational Basis; Global Vraylar Net Revenues Were $765 Million; Global Botox Therapeutic Net Revenues Were $866 Million; Combined Global Ubrelvy and Qulipta Net Revenues Were $433 Million

•First-Quarter Global Net Revenues from the Oncology Portfolio Were $1.633 Billion, an Increase of 5.8 Percent on a Reported Basis, or 7.5 Percent on an Operational Basis; Global Imbruvica Net Revenues Were $738 Million; Global Venclexta Net Revenues Were $665 Million; Global Elahere Net Revenues Were $179 Million

•First-Quarter Global Net Revenues from the Aesthetics Portfolio Were $1.102 Billion, a Decrease of 11.7 Percent on a Reported Basis, or 10.2 Percent on an Operational Basis; Global Botox Cosmetic Net Revenues Were $556 Million; Global Juvederm Net Revenues Were $231 Million

•Raises 2025 Adjusted Diluted EPS Guidance Range from $11.99 - $12.19 to $12.09 - $12.29, which Includes an Unfavorable Impact of $0.13 Per Share Related to Acquired IPR&D and Milestones Expense Incurred Year-To-Date Through the First Quarter 2025

NORTH CHICAGO, Ill., April 25, 2025 – AbbVie (NYSE:ABBV) announced financial results for the first quarter ended March 31, 2025.

"AbbVie's first-quarter results were well ahead of our expectations and reflect an excellent start to the year," said Robert A. Michael, chief executive officer, AbbVie. "The fundamentals of our business are strong and we continue to bolster our outlook with pipeline advancements and strategic investments. Based on the progress we are making, AbbVie is well positioned for the long term."

Note: "Operational" comparisons are presented at constant currency rates that reflect comparative local currency net revenues at the prior year's foreign exchange rates.	1

First-Quarter Results

•Worldwide net revenues were $13.343 billion, an increase of 8.4 percent on a reported basis, or 9.8 percent on an operational basis.

•Global net revenues from the immunology portfolio were $6.264 billion, an increase of 16.6 percent on a reported basis, or 18.1 percent on an operational basis.
◦Global Skyrizi net revenues were $3.425 billion, an increase of 70.5 percent on a reported basis, or 72.0 percent on an operational basis.
◦Global Rinvoq net revenues were $1.718 billion, an increase of 57.2 percent on a reported basis, or 59.7 percent on an operational basis.
◦Global Humira net revenues were $1.121 billion, a decrease of 50.6 percent on a reported basis, or 49.5 percent on an operational basis.

•Global net revenues from the neuroscience portfolio were $2.282 billion, an increase of 16.1 percent on a reported basis, or 17.0 percent on an operational basis.
◦Global Vraylar net revenues were $765 million, an increase of 10.3 percent.
◦Global Botox Therapeutic net revenues were $866 million, an increase of 15.8 percent on a reported basis, or 17.0 percent on an operational basis.
◦Global Ubrelvy net revenues were $240 million, an increase of 17.8 percent on a reported basis, or 18.0 percent on an operational basis.
◦Global Qulipta net revenues were $193 million, an increase of 47.6 percent on a reported basis, or 48.3 percent on an operational basis.

•Global net revenues from the oncology portfolio were $1.633 billion, an increase of 5.8 percent on a reported basis, or 7.5 percent on an operational basis.
◦Global Imbruvica net revenues were $738 million, a decrease of 11.9 percent.
◦Global Venclexta net revenues were $665 million, an increase of 8.3 percent on a reported basis, or 12.3 percent on an operational basis.
◦Global Elahere net revenues were $179 million.

•Global net revenues from the aesthetics portfolio were $1.102 billion, a decrease of 11.7 percent on a reported basis, or 10.2 percent on an operational basis.
◦Global Botox Cosmetic net revenues were $556 million, a decrease of 12.3 percent on a reported basis, or 10.7 percent on an operational basis.
◦Global Juvederm net revenues were $231 million, a decrease of 22.2 percent on a reported basis, or 20.0 percent on an operational basis.

•On a GAAP basis, gross margin in the first quarter was 70.0 percent. The adjusted gross margin was 84.1 percent.

•On a GAAP basis, selling, general and administrative (SG&A) expense was 24.7 percent of net revenues. The adjusted SG&A expense was 24.6 percent of net revenues.

•On a GAAP basis, research and development (R&D) expense was 15.5 percent of net revenues. The adjusted R&D expense was 15.4 percent of net revenues.

•Acquired IPR&D and milestones expense was 1.9 percent of net revenues.

•On a GAAP basis, operating margin in the first quarter was 28.0 percent. The adjusted operating margin was 42.3 percent.

•Net interest expense was $627 million.

•On a GAAP basis, the tax rate in the quarter was 22.4 percent. The adjusted tax rate was 14.2 percent.

•Diluted EPS in the first quarter was $0.72 on a GAAP basis. Adjusted diluted EPS, excluding specified items, was $2.46. These results include an unfavorable impact of $0.13 per share related to acquired IPR&D and milestones expense.

Note: "Operational" comparisons are presented at constant currency rates that reflect comparative local currency net revenues at the prior year's foreign exchange rates.	2

Recent Events

•AbbVie announced that its board of directors unanimously elected chief executive officer (CEO) Robert A. Michael to assume the additional position of chairman of the board of directors, effective July 1, 2025. He will succeed Richard A. Gonzalez, who formerly served as AbbVie's CEO and has been chairman since the Company's formation in 2013.

•AbbVie announced that the European Commission (EC) granted marketing authorization to Rinvoq (upadacitinib) for the treatment of giant cell arteritis (GCA) in adult patients. The approval was supported by data from the pivotal Phase 3 SELECT-GCA trial which demonstrated that Rinvoq achieved the primary endpoint of sustained remission and key secondary endpoints, including reduction in disease flares, lower cumulative steroid exposure and complete remission. This authorization marks the eighth approved indication for Rinvoq in the European Union (EU).

•At the Society of Gynecologic Oncology (SGO) Annual Meeting, AbbVie announced final data analysis from the Phase 3 MIRASOL trial evaluating the efficacy and safety of Elahere (mirvetuximab soravtansine-gynx) in women with folate receptor alpha (FRα)-positive platinum-resistant ovarian cancer (PROC) compared to chemotherapy. At 30.5 months median follow-up, treatment with Elahere continued to show significant improvements in progression-free survival (PFS) and overall survival (OS) compared to investigator's choice (IC) chemotherapy.

•AbbVie and Xilio Therapeutics, a clinical-stage biotechnology company, announced a collaboration and option-to-license agreement that will combine AbbVie's oncology expertise with Xilio's proprietary tumor-activation technology to develop novel immunotherapies, including masked T-cell engagers, for people living with cancer.

•AbbVie announced that it submitted a Biologics License Application (BLA) to the U.S. Food and Drug Administration (FDA) for approval of trenibotulinumtoxinE (BoNT/E) for the treatment of moderate to severe glabellar lines. TrenibotulinumtoxinE is a first-in-class botulinum neurotoxin serotype E characterized by a rapid onset of action as early as 8 hours after administration and short duration of effect of 2-3 weeks. If approved, trenibotulinumtoxinE will be the first neurotoxin of its kind available to patients.

•Allergan Aesthetics announced that the Allergan Medical Institute (AMI) will open three new state-of-the-art training centers in the U.S., expanding access to high-quality, tailored training for licensed aesthetics providers. The first training center is scheduled to open in Irvine, CA, with additional locations to follow in Atlanta, GA and Austin, TX.

•AbbVie and Gubra announced a license agreement to develop GUB014295 (ABBV-295), a potential best-in-class, long-acting amylin analog for the treatment of obesity. This partnership marks AbbVie's entrance into the obesity field and under the terms of the agreement, AbbVie will lead development and commercialization of GUB014295 globally. Prior to the close of the agreement, Gubra announced positive interim results from Part A of a Phase 1 multiple ascending dose (MAD) study, which showed that GUB014295 was well tolerated with body weight loss that was sustained in a manner consistent with data from a previously announced single ascending dose (SAD) study.

•AbbVie announced that the FDA approved Emblaveo (aztreonam and avibactam), as the first monobactam/β-lactamase inhibitor combination antibiotic therapy to treat complicated intra-abdominal infections, including those caused by Gram-negative bacteria. The approval of Emblaveo was supported by prior findings regarding the efficacy and safety of aztreonam for the treatment of complicated intra-abdominal infections as well as clinical trial results from the Phase 3 REVISIT study, which evaluated the efficacy, safety, and tolerability of Emblaveo for the treatment of serious infections due to Gram-negative bacteria.

Full-Year 2025 Outlook

AbbVie is raising its adjusted diluted EPS guidance for the full year 2025 from $11.99 - $12.19 to $12.09 - $12.29, which includes an unfavorable impact of $0.13 per share related to acquired IPR&D and milestones expense incurred year-to-date through the first quarter 2025. The company's 2025 adjusted diluted EPS guidance excludes any impact from acquired IPR&D and milestones that may be incurred beyond the first quarter of 2025, as both cannot be reliably forecasted. This guidance does not reflect the acquired IPR&D and milestones impact related to AbbVie and Gubra's licensing agreement to develop GUB014295, as that transaction closed after the first quarter of 2025. Additionally, this guidance is based on the existing trade environment and does not reflect any trade policy shifts, including pharmaceutical sector tariffs, that could impact AbbVie's business.
About AbbVie

AbbVie's mission is to discover and deliver innovative medicines that solve serious health issues today and address the medical challenges of tomorrow. We strive to have a remarkable impact on people's lives across several key therapeutic areas: immunology, neuroscience, oncology, and eye care - and products and services across our Allergan Aesthetics portfolio. For more information about AbbVie, please visit us at www.abbvie.com. Follow @abbvie on X (formerly Twitter), Facebook, Instagram, YouTube or LinkedIn.

Conference Call

AbbVie will host an investor conference call today at 8:00 a.m. Central Time to discuss our first-quarter performance. The call will be webcast through AbbVie’s Investor Relations website at investors.abbvie.com. An archived edition of the call will be available after 11:00 a.m. Central Time.

Non-GAAP Financial Results

Financial results for 2025 and 2024 are presented on both a reported and a non-GAAP basis. Reported results were prepared in accordance with GAAP and include all revenue and expenses recognized during the period. Non-GAAP results adjust for certain non-cash items and for factors that are unusual or unpredictable, and exclude those costs, expenses, and other specified items presented in the reconciliation tables later in this release. AbbVie’s management believes non-GAAP financial measures provide useful information to investors regarding AbbVie’s results of operations and assist management, analysts, and investors in evaluating the performance of the business. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP.

Forward-Looking Statements
Some statements in this news release are, or may be considered, forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “project” and similar expressions and uses of future or conditional verbs, generally identify forward-looking statements. AbbVie cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. Such risks and uncertainties include, but are not limited to, challenges to intellectual property, competition from other products, difficulties inherent in the research and development process, adverse litigation or government action, changes to laws and regulations applicable to our industry, the impact of global macroeconomic factors, such as economic downturns or uncertainty, international conflict, trade disputes and tariffs, and other uncertainties and risks associated with global business operations. Additional information about the economic, competitive, governmental, technological and other factors that may affect AbbVie’s operations is set forth in Item 1A, “Risk Factors,” of AbbVie’s 2024 Annual Report on Form 10-K, which has been filed with the Securities and Exchange Commission, as updated by its Quarterly Reports on Form 10-Q and in other documents that AbbVie subsequently files with the Securities and Exchange Commission that update, supplement or supersede such information. AbbVie undertakes no obligation, and specifically declines, to release publicly any revisions to forward-looking statements as a result of subsequent events or developments, except as required by law.

Media:	Investors:
Gabby Tarbert	Liz Shea
(224) 244-0111	(847) 935-2211

Todd Bosse
(847) 936-1182

Jeffrey Byrne
(847) 938-2923

AbbVie Inc.
Key Product Revenues
Quarter Ended March 31, 2025
(Unaudited)

				% Change vs. 1Q24
	Net Revenues (in millions)			Reported			Operational[a]
	U.S.	Int’l.	Total	U.S.	Int’l.	Total	Int’l.	Total
NET REVENUES	$9,979	$3,364	$13,343	10.4%	2.9%	8.4%	8.3%	9.8%

Immunology	4,883	1,381	6,264	17.6	13.4	16.6	20.1	18.1
Skyrizi	2,919	506	3,425	76.2	43.9	70.5	52.3	72.0
Rinvoq	1,220	498	1,718	68.3	35.3	57.2	42.8	59.7
Humira	744	377	1,121	(58.0)	(24.4)	(50.6)	(19.5)	(49.5)

Neuroscience	1,972	310	2,282	15.0	24.0	16.1	31.0	17.0
Vraylar	763	2	765	10.3	13.1	10.3	20.2	10.3
Botox Therapeutic	723	143	866	18.2	4.8	15.8	11.4	17.0
Ubrelvy	233	7	240	17.6	23.3	17.8	29.3	18.0
Qulipta	172	21	193	34.2	>100.0	47.6	>100.0	48.3
Vyalev	6	57	63	n/m	>100.0	>100.0	>100.0	>100.0
Duodopa	20	76	96	(19.4)	(16.0)	(16.7)	(11.7)	(13.3)
Other Neuroscience	55	4	59	(9.5)	(1.0)	(8.9)	6.5	(8.4)

Oncology	1,027	606	1,633	6.0	5.4	5.8	10.0	7.5
Imbruvica[b]	529	209	738	(13.3)	(8.2)	(11.9)	(8.2)	(11.9)
Venclexta	312	353	665	11.0	6.0	8.3	13.4	12.3
Elahere	165	14	179	>100.0	n/m	>100.0	n/m	>100.0
Epkinly[c]	21	30	51	66.7	>100.0	89.8	>100.0	94.8

Aesthetics	640	462	1,102	(17.4)	(2.4)	(11.7)	1.6	(10.2)
Botox Cosmetic	295	261	556	(24.3)	6.9	(12.3)	11.1	(10.7)
Juvederm Collection	75	156	231	(29.0)	(18.5)	(22.2)	(15.0)	(20.0)
Other Aesthetics	270	45	315	(3.5)	18.1	(0.9)	23.2	(0.3)

Eye Care	221	285	506	(2.6)	(8.0)	(5.7)	(2.0)	(2.2)
Ozurdex	30	93	123	(12.1)	(3.8)	(6.0)	1.1	(2.4)
Lumigan/Ganfort	48	58	106	69.2	(6.8)	17.0	(0.5)	21.4
Alphagan/Combigan	26	34	60	68.5	(21.4)	1.9	(15.4)	6.3
Other Eye Care	117	100	217	(21.4)	(7.1)	(15.4)	(0.2)	(12.5)

Other Key Products	636	173	809	(7.2)	(19.4)	(10.1)	(14.8)	(9.0)
Mavyret	142	164	306	(0.7)	(20.4)	(12.3)	(15.8)	(9.6)
Creon	355	—	355	24.6	n/m	24.6	n/m	24.6
Linzess/Constella	139	9	148	(46.1)	3.1	(44.4)	9.3	(44.2)
a "Operational" comparisons are presented at constant currency rates that reflect comparative local currency net revenues at the prior year's foreign exchange rates.
b Reflects profit sharing for Imbruvica international revenues.
c Epkinly U.S. revenues reflect profit sharing. International revenues reflect product revenues as well as profit sharing from certain international territories.
n/m = not meaningful

AbbVie Inc.
Consolidated Statements of Earnings
(Unaudited)

(in millions, except per share data)	First Quarter Ended March 31
	2025	2024
Net revenues	$13,343	$12,310
Cost of products sold	4,002	4,094
Selling, general and administrative	3,293	3,315
Research and development	2,067	1,939
Acquired IPR&D and milestones	248	164
Total operating costs and expenses	9,610	9,512

Operating earnings	3,733	2,798

Interest expense, net	627	453
Net foreign exchange loss	4	4
Other expense, net	1,441	586
Earnings before income tax expense	1,661	1,755
Income tax expense	372	383
Net earnings	1,289	1,372
Net earnings attributable to noncontrolling interest	3	3
Net earnings attributable to AbbVie Inc.	$1,286	$1,369

Diluted earnings per share attributable to AbbVie Inc.	$0.72	$0.77

Adjusted diluted earnings per share[a]	$2.46	$2.31

Weighted-average diluted shares outstanding	1,772	1,773

a    Refer to the Reconciliation of GAAP Reported to Non-GAAP Adjusted Information for further details.

AbbVie Inc.
Reconciliation of GAAP Reported to Non-GAAP Adjusted Information
(Unaudited)
1. Specified items impacted results as follows:

	Quarter Ended March 31, 2025
(in millions, except per share data)	Earnings		Diluted
	Pre-tax	After-tax[a]	EPS
As reported (GAAP)	$1,661	$1,286	$0.72
Adjusted for specified items:
Intangible asset amortization	1,858	1,574	0.89
Change in fair value of contingent consideration	1,518	1,477	0.83
Other	62	33	0.02
As adjusted (non-GAAP)	$5,099	$4,370	$2.46
a     Represents net earnings attributable to AbbVie Inc. Specified items reflect the impact of applicable statutory tax rates.
Reported GAAP earnings and adjusted non-GAAP earnings for the three months ended March 31, 2025 included acquired IPR&D and milestones expense of $248 million on a pre-tax and $238 million on an after-tax basis, representing an unfavorable impact of $0.13 to both diluted EPS and adjusted diluted EPS.
2. The impact of the specified items by line item was as follows:

	Quarter Ended March 31, 2025
(in millions)	Cost of products sold	SG&A	R&D	Other expense, net
As reported (GAAP)	$4,002	$3,293	$2,067	$1,441
Adjusted for specified items:
Intangible asset amortization	(1,858)	—	—	—
Change in fair value of contingent consideration	—	—	—	(1,518)
Other	(28)	(13)	(16)	(5)
As adjusted (non-GAAP)	$2,116	$3,280	$2,051	$(82)
3. The adjusted tax rate for the first quarter of 2025 was 14.2 percent, as detailed below:

	Quarter Ended March 31, 2025
(dollars in millions)	Pre-tax earnings	Income taxes	Tax rate
As reported (GAAP)	$1,661	$372	22.4%
Specified items	3,438	354	10.3%
As adjusted (non-GAAP)	$5,099	$726	14.2%

AbbVie Inc.
Reconciliation of GAAP Reported to Non-GAAP Adjusted Information
(Unaudited)

1. Specified items impacted results as follows:

	Quarter Ended March 31, 2024
(in millions, except per share data)	Earnings		Diluted
	Pre-tax	After-tax[a]	EPS
As reported (GAAP)	$1,755	$1,369	$0.77
Adjusted for specified items:
Intangible asset amortization	1,891	1,603	0.90
Acquisition and integration costs	511	486	0.27
Change in fair value of contingent consideration	660	643	0.36
Other	21	19	0.01
As adjusted (non-GAAP)	$4,838	$4,120	$2.31
a     Represents net earnings attributable to AbbVie Inc. Specified items reflect the impact of applicable statutory tax rates.
Acquisition and integration costs primarily reflect costs related to the ImmunoGen acquisition.
Reported GAAP earnings and adjusted non-GAAP earnings for the three months ended March 31, 2024 included acquired IPR&D and milestones expense of $164 million on a pre-tax and $138 million on an after-tax basis, representing an unfavorable impact of $0.08 to both diluted EPS and adjusted diluted EPS.
2. The impact of the specified items by line item was as follows:

	Quarter Ended March 31, 2024
(in millions)	Cost of products sold	SG&A	R&D	Interest expense, net	Other expense, net
As reported (GAAP)	$4,094	$3,315	$1,939	$453	$586
Adjusted for specified items:
Intangible asset amortization	(1,891)	—	—	—	—
Acquisition and integration costs	(79)	(280)	(128)	(24)	—
Change in fair value of contingent consideration	—	—	—	—	(660)
Other	(16)	(3)	—	—	(2)
As adjusted (non-GAAP)	$2,108	$3,032	$1,811	$429	$(76)
3. The adjusted tax rate for the first quarter of 2024 was 14.8 percent, as detailed below:

	Quarter Ended March 31, 2024
(dollars in millions)	Pre-tax earnings	Income taxes	Tax rate
As reported (GAAP)	$1,755	$383	21.8%
Specified items	3,083	332	10.8%
As adjusted (non-GAAP)	$4,838	$715	14.8%